Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Diamond Resorts International, Inc.
Las Vegas, Nevada
We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-202450) and Form S-8 (No. 333-190087 and 333-204314) of Diamond Resorts International, Inc. and Subsidiaries of our reports dated February 29, 2016, relating to the consolidated financial statements and the effectiveness of Diamond Resorts International, Inc. and Subsidiaries’ internal control over financial reporting, which appear in this Form 10-K.

/s/ BDO USA LLP
Las Vegas, Nevada February 29, 2016